Exhibit 10.1

EXECUTION VERSION

SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT

among

UNION POWER PARTNERS, L.P.,

a Delaware limited partnership

(El Dorado Borrower)

PANDA GILA RIVER, L.P.,

a Delaware limited partnership

(Gila River Borrower)

TECO ENERGY, INC.,

a Florida corporation

(TECO)

CITIBANK, N.A.

(Administrative Agent for the Banks)

and

SOCIETE GENERALE,

(LC Bank)

THIS SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT, dated as of October 22, 2003 (this “Agreement”), is made by and among UNION POWER PARTNERS, L.P., a Delaware limited partnership (“El Dorado Borrower”), PANDA GILA RIVER, L.P., a Delaware limited partnership (“Gila River Borrower” and, together with El Dorado Borrower, the “Borrowers”), TECO ENERGY, INC., a Florida corporation (“TECO”), SOCIETE GENERALE, as LC Bank (as defined below) and CITIBANK, N.A., as the Administrative Agent (as defined below) on behalf of the financial institutions party to the Credit Agreements.

RECITALS

A. El Dorado Borrower is party to that certain Union Power Project Credit Agreement, dated as of May 31, 2001 (as amended, the “El Dorado Credit Agreement”), by and among El Dorado Borrower, Citibank, N.A. as administrative agent (the “El Dorado Administrative Agent”), Société Générale, as issuer of the letters of credit thereunder (“El Dorado LC Bank”), and the financial institutions set forth therein (the “El Dorado Banks”), pursuant to which the El Dorado Banks agreed to provide, subject to the terms and conditions set forth therein, the construction, term and letter of credit facilities necessary to enable El Dorado Borrower to construct and own or lease the Project and the Pipeline referred to therein.

B. Gila River Borrower is party to that certain Gila River Project Credit Agreement, dated as of May 31, 2001 (as amended, the “Gila River Credit Agreement” and, together with the El Dorado Credit Agreement, the “Credit Agreements”), by and among Gila River Borrower, Citibank, N.A. as administrative agent (the “Gila River Administrative Agent” and, together with the El Dorado Administrative Agent, the “Administrative Agent”), Société Générale, as issuer of the letters of credit thereunder (“Gila River LC Bank” and, together with El Dorado LC Bank, “LC Bank”), and the financial institutions set forth therein (the “Gila River Banks” and, together with the El Dorado Banks, the “Banks”), pursuant to which the Gila River Banks agreed to provide, subject to the terms and conditions set forth therein, the construction, term and letter of credit facilities necessary to enable Gila River Borrower to construct and own the Project referred to therein.

C. TECO is a party to that certain Amended and Restated Construction Contract Undertaking, dated as of May 14, 2002 (as amended, the “El Dorado Undertaking”), by TECO in favor of El Dorado Borrower and the El Dorado Administrative Agent, pursuant to which TECO undertook to, among other things, perform the obligations of National Energy Production Corporation, a Delaware corporation (“NEPCO”), under that certain turnkey construction contract entered into between NEPCO and El Dorado Borrower referred to therein.

D. TECO is a party to that certain Amended and Restated Construction Contract Undertaking, dated as of May 14, 2002 (as amended, the “Gila River Undertaking” and, together with the El Dorado Undertaking, the “Undertakings”), by TECO in favor of Gila River Borrower and the Gila River Administrative Agent, pursuant to which TECO undertook to, among other things, perform the obligations of NEPCO under that certain turnkey construction contract entered into between NEPCO and Gila River Borrower referred to therein.

E. TECO is a party to that certain Equity Contribution Guaranty, dated as of May 31, 2001 (the “El Dorado Equity Contribution Guaranty”), by TECO in favor of the El Dorado Administrative Agent for the benefit of the El Dorado Banks, pursuant to which TECO guaranteed certain equity contribution obligations of the partners of El Dorado Borrower under an equity contribution agreement entered into by such partners as required by the terms of the El Dorado Credit Agreement.

F. TECO is a party to that certain Equity Contribution Guaranty, dated as of May 31, 2001 (the “Gila River Equity Contribution Guaranty” and, together with the El Dorado Equity Contribution Guaranty, the “Equity Contribution Guaranties”), by TECO in favor of the Gila River Administrative Agent for the benefit of the Gila River Banks, pursuant to which TECO guaranteed certain equity contribution obligations of the partners of Gila River Borrower under an equity contribution agreement entered into by such partners as required by the terms of the Gila River Credit Agreement.

G. TECO is a party to that certain Contingent Equity Contribution Guaranty, dated as of May 31, 2001 (as amended, the “Gila River Contingent Equity Contribution Guaranty” and, together with the Equity Contribution Guaranties and the Undertakings, the “TECO Guaranty Documents”), by TECO in favor of the Gila River Administrative Agent for the benefit of the Gila River Banks, pursuant to which TECO guaranteed certain contingent equity contribution obligations of the partners of Gila River Borrower under a contingent equity contribution agreement entered into by such partners as required by the terms of the Gila River Credit Agreement.

H. It is the intention of the Banks, TECO and the Borrowers to preserve the status quo as of September 30, 2003 with respect to the matters that are the subject of the Suspended Rights (as defined herein) during the Suspension Period (as defined herein).

I. In furtherance of the foregoing, the Borrowers and TECO have requested that the Administrative Agent, LC Bank and the Banks (i) amend the Credit Agreements and each of the TECO Guaranty Documents as set forth herein and (ii) suspend certain of their rights as further set forth herein.

J. The Administrative Agent, LC Bank and the Banks are willing to agree to such amendments and such suspension of rights as set forth herein upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Unless the context shall otherwise require, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A to the applicable Credit Agreement or Article I of the applicable TECO Guaranty Document and, except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit A to the applicable Credit Agreement shall apply to this Agreement. In addition, unless the context shall otherwise require, as used herein the following terms shall have the following meanings:

“Interest Ratio Covenants” means the consolidated EBITDA to consolidated adjusted interest expense covenant set forth in Section 4.12(b) of each of the TECO Guaranty Documents.

“Suspended Rights” has the meaning given in Section 2.1.3.

“Suspension Period” means the period from the Agreement Effective Date through the earliest to occur of (a) January 31, 2004, (b) the occurrence of an Event of Default under, and as defined in, the Credit Agreements (other than any Event of Default relating to the matters that are the subject of the Suspended Rights), (c) a breach by either Borrower or TECO of any of the terms set forth herein and (d) the effectiveness of definitive agreements among the parties hereto resolving the matters that are the subject of the Suspended Rights, which agreements by their respective terms state that they are intended to resolve all matters relating to the Suspended Rights.

ARTICLE 2

SUSPENSION OF RIGHTS/

AMENDMENTS TO CREDIT AGREEMENTS AND TECO GUARANTY DOCUMENTS

2.1 SUSPENDED RIGHTS.

2.1.1 Interest Ratio Covenants.

(a) Notwithstanding anything to the contrary in Section 4.12 or any other provision of the TECO Guaranty Documents, during the Suspension Period, TECO shall not be obligated to calculate, measure or report on its compliance with the Interest Ratio Covenant under any of the TECO Guaranty Documents for the calendar quarter periods ending on September 30, 2003 and December 31, 2003 (nor shall any calculation, measurement or reporting of such Interest Ratio Covenant by TECO for any purpose be deemed a calculation, measurement or reporting of TECO’s compliance with such Interest Ratio Covenant under any of the TECO Guaranty Documents for the calendar quarter periods ending on September 30, 2003 and December 31, 2003).

(b) Notwithstanding the foregoing, upon the expiration of the Suspension Period (unless otherwise expressly provided in the definitive agreements referred to in clause (d) of the definition of “Suspension Period”) (a) TECO shall immediately (and in any event within 24 hours) report in writing to the Administrative Agent a calculation and measurement of the Interest Ratio Covenant under each of the TECO Guaranty Documents as of

September 30, 2003 and December 31, 2003 and (b) the Banks shall be entitled to immediately exercise their respective rights and remedies under the Credit Agreements and other Credit Documents arising as a consequence of a violation by TECO of the Interest Ratio Covenants existing as of either September 30, 2003 or December 31, 2003, notwithstanding TECO’s subsequent compliance with the Interest Ratio Covenants at any time after, as applicable, September 30, 2003 or December 31, 2003, and notwithstanding any occurrence of the Substitute Guarantor Date after September 30, 2003 or December 31, 2003, as applicable.

2.1.2 Substitute Guarantor Date. Notwithstanding anything to the contrary in Section 6.13 or any other provision of the Undertakings, during the Suspension Period, TECO covenants and agrees that it shall not assert that a “Substitute Guarantor Date” has occurred under either Undertaking. At any time after the expiration of the Suspension Period, TECO shall be entitled to assert that a “Substitute Guarantor Date” has occurred; provided that, unless otherwise agreed by the Required Banks, any assertion that the Substitute Guarantor Date has occurred on or before September 30, 2003 shall be based solely upon the documentation evidencing such occurrence of the Substitute Guarantor Date existing as of, and entered into prior to, September 30, 2003 (such documentation having been posted to the Banks on September 26, 2003).

2.1.3 Suspended Rights. The rights and remedies of the Banks and the rights and remedies of TECO and the Borrowers referred to in Sections 2.1.1 and 2.1.2 hereof are collectively referred to herein as the “Suspended Rights”).

2.1.4 No Prejudice. During the Suspension Period, each of the Banks, TECO and the Borrowers reserve their respective Suspended Rights and are abstaining from taking action to enforce such Suspended Rights. Upon the expiration of the Suspension Period, each of the Banks, TECO and the Borrowers shall be entitled to exercise and enforce the Suspended Rights without any prejudice under the applicable Operative Documents arising as a consequence of any lapse of time occurring during the Suspension Period.

2.2 AMENDMENTS TO CREDIT AGREEMENTS.

2.2.1 Additional Conditions to Term-Conversion. In addition to satisfaction of each of the conditions precedent to Term-Conversion set forth in the Credit Agreements (it being understood that Section 3.3.7 of the Credit Agreements shall be satisfied as modified by Section 2.2.2 of this Agreement), Term-Conversion shall not occur under either Credit Agreement unless (a) the calendar year 2004 Annual Operating Budgets referred to below have been submitted by the Borrowers to, and have been approved by, the Administrative Agent in accordance with the terms of Section 2.2.2 of this Agreement and Section 5.15 of the Credit Agreements (as amended below) and (b) the Suspension Period has expired in accordance with the terms of this Agreement.

2.2.2 Annual Operating Budgets. Notwithstanding anything to the contrary in Section 5.15 or any other provision of the Credit Agreements, effective as of October 1, 2003:

(a) the calendar year 2004 Annual Operating Budgets (including Major Maintenance through 2005) required to be prepared by the Borrowers pursuant to Section 5.15.2 of each Credit Agreement shall be adopted by the Borrowers and submitted to the Administrative Agent on or before October 31, 2003; and

(b) the final calendar year 2004 Annual Operating Budget (including Major Maintenance through 2005) shall be finalized by the Borrowers and submitted to the Administrative Agent on or before January 5, 2004, all pursuant to Section 5.15.2 of each Credit Agreement.

ARTICLE 3

ADDITIONAL AGREEMENTS

3.1 NO REIMBURSEMENTS OF EQUITY CONTRIBUTIONS/UNDERTAKINGS PAYMENTS. Notwithstanding anything to the contrary in the Credit Agreements, any other Credit Document or the Undertakings, until Term-Conversion has occurred or all Obligations of each Borrower under the applicable Credit Agreement have been paid and all of the Commitments in respect thereof have been terminated, each of Gila River Borrower, El Dorado Borrower and TECO covenants and agrees that no funds shall be paid by or on behalf of a Borrower (or otherwise disbursed from any Account of a Borrower) to TECO, any partner of such Borrower, or any other person or entity, which funds would reimburse or repay (a) any payment made by TECO to (or on behalf of) a Borrower pursuant to Sections 2.1(c) and (d) of the applicable Undertaking or (b) any equity contribution (including any contribution of Shortfall Equity) made by any partner of a Borrower or TECO (or any of their respective affiliates) to, or for the benefit of, a Borrower or a Project. The Administrative Agent (on behalf of the Banks) hereby acknowledges that the partners of the Borrowers have contributed the full amount of the Shortfall Equity required to be contributed by each such partner pursuant to the terms of the applicable Credit Documents on or before September 30, 2003.

3.2 CONSULTANT FEES/ORAL REPORT.

3.2.1 Fees. Each Borrower agrees to pay to the Administrative Agent an aggregate amount up to $175,000 ($350,000 total) to reimburse the Administrative Agent for certain fees and expenses paid or payable by the Administrative Agent to PA Consulting Group, Inc. (“PA”) in connection with PA’s performance on behalf of the Administrative Agent and its counsel of that certain scope of work set forth in Exhibit A attached hereto (the “Scope of Work”). In furtherance of the foregoing, each Borrower shall deposit (or cause to be deposited) an aggregate amount equal to $150,000 ($300,000 total) in the account of the Administrative Agent described in Section 5.3. The Administrative Agent shall hold such amount in trust and from time to time apply the amounts on deposit in such account to the payment of the fees and expenses of PA. Upon completion of the Scope of Work by PA, any funds remaining in such account shall be returned to the Borrowers on a pro rata basis.

3.2.2 Oral Report. Upon completion of the Scope of Work by PA and the receipt by the Administrative Agent of PA’s written report relating to the same, the Administrative Agent will arrange a meeting between representatives of PA and representatives of the Borrowers. Such meeting shall be held in the presence of counsel to the Borrowers and the Administrative Agent. The PA representatives will provide the Borrowers’ representatives with an oral report summarizing (a) PA’s analysis of the operating performance of each Project through the date of the written report referred to above and (b) PA’s analysis of each Borrower’s financial model, budget and business plan through the end of the 2004 calendar year. Each of the Borrowers and TECO acknowledges and agrees that such oral report will not include (and PA shall not be obligated to disclose) any attorney-client communication or attorney work product and that such oral report shall not be construed as a waiver of any privileges related thereto that the Administrative Agent or its counsel may have with respect to any work performed by PA with respect to a Project.

3.3 ENERGY MANAGEMENT EVALUATION PROCESS REPORTS. Unless otherwise agreed by the parties, (a) on a bi-weekly basis at a time to be reasonably determined by the Administrative Agent, the Borrowers shall provide to the Administrative Agent (and, if requested by the Administrative Agent, the steering committee) an informal oral update on the status of the energy management evaluation process and (b) on a monthly basis commencing on November 1, 2003, the Borrowers shall provide to the Administrative Agent a formal written update detailing the status of the energy management evaluation process.

3.4 BANK MEETING. On or before November 14, 2003, representatives of each Borrower and TECO shall meet with the Banks’ representatives to present to the Banks’ representatives the calendar year 2004 Annual Operating Budget (including Major Maintenance through 2005) for each Project and to discuss in detail the business plan for each Project.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 REMAKE OF REPRESENTATIONS AND WARRANTIES BY EACH BORROWER. As of the Agreement Effective Date and after giving effect to the execution, delivery and effectiveness of this Agreement, Borrower hereby remakes to the Administrative Agent and each Bank the representations and warranties of Borrower contained in Article IV of each Credit Agreement.

4.2 REMAKE OF REPRESENTATIONS AND WARRANTIES BY TECO. As of the Agreement Effective Date and after giving effect to the execution, delivery and effectiveness of this Agreement, TECO hereby remakes to the Administrative Agent and each Bank the representations and warranties of TECO contained in the Article III of each of the TECO Guaranty Documents.

ARTICLE 5

CONDITIONS PRECEDENT TO THE

EFFECTIVENESS OF THIS AGREEMENT

The effectiveness of this Agreement shall be subject to waiver by the Administrative Agent, or the fulfillment of each of the following conditions precedent (the date on which each such condition precedent shall have been satisfied or waived by the Administrative Agent (in consultation with the Required Banks) shall be referred to herein as the “Agreement Effective Date”):

5.1 EXECUTION AND DELIVERY OF DOCUMENTS. The Administrative Agent shall have received an original executed version of this Agreement by the parties hereto.

5.2 BANK FEE. The Borrowers shall have paid to (or deposited with) the Administrative Agent a fee equal to 0.00075 times the aggregate amount funded by the Banks voting in favor of, or consenting to the terms of, this Agreement under the Credit Agreements, with such fee to be distributed to such Banks pro rata based upon the amount actually funded by the applicable Bank under the Credit Agreements.

5.3 PA CONSULTING FEES. The Borrowers shall have deposited with the Administrative Agent in the following account, Account Number 3041-9849, the amounts required by Section 3.2.1 hereof.

ARTICLE 6

MISCELLANEOUS

6.1 EFFECT OF THIS AGREEMENT. This Agreement shall be construed as an amendment to the Credit Agreements and, during the Suspension Period, the TECO Guaranty Documents. On and after the date hereof, each reference in any Operative Document to (a) the “Credit Agreement,” “Union Power Project Credit Agreement”, “El Dorado Credit Agreement”, “Gila River Project Credit Agreement”, “Gila River Credit Agreement” shall mean the Credit Agreements as amended hereby and (b) during the Suspension Period, any of the TECO Guaranty Documents shall mean the TECO Guaranty Documents as amended hereby. This Agreement is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreements, the other Credit Documents and the TECO Guaranty Documents and, except as specifically modified pursuant to the terms of this Agreement, the terms and conditions of the Credit Agreements, the other Credit Documents and the TECO Guaranty Documents remain in full force and effect and are hereby ratified and affirmed. Except for the modifications to the Interest Ratio Covenants contained in Section 2.1.1(a) of this Agreement, the provisions of this Agreement shall survive the expiration of the Suspension Period.

6.2 WAIVER. The amendments and the suspension of rights set forth herein are limited strictly to their respective terms, shall not extend to or effect any of the other obligations of the Borrowers or TECO under any Operative Document and shall not impair any rights consequent thereon. TECO’s entry into this Agreement shall not give rise to any liability as a “Borrower” under the Credit Agreements, and shall not limit or expand its rights or obligations under the Operative Documents except as specifically set forth in this Agreement. Neither the Administrative Agent nor the Banks shall have any obligation to issue any other or further amendment, consent or waiver with respect to the matters addressed herein or any other matter. Each of El Dorado Borrower, Gila River Borrower and TECO hereby (a) affirms and ratifies all of its obligations under the Operative Documents, except as specifically modified pursuant to the terms of this Agreement, (b) stipulates, acknowledges and agrees that this Agreement and all documents executed in connection herewith do not constitute, except as expressly set forth herein, a waiver, forbearance or other indulgence with respect to any Event of Default, Non-Fundamental Project Default, Inchoate Default, Non-Fundamental Project Inchoate Default, Material Adverse Effect or Combined Material Adverse Effect existing or hereafter arising, (c) stipulates, acknowledges, and agrees that the stipulations, consents, and acknowledgements granted herein are limited solely to the express terms of such stipulation, consent or acknowledgement, and (d) agrees that nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent, any Bank, TECO or either Borrower may have under the Credit Agreements, any other Credit Document, the TECO Guaranty Documents or under Applicable Law.

6.3 COUNTERPARTS; INTEGRATION; SUCCESSORS AND ASSIGNS.

6.3.1 This Agreement may be executed in counterparts (and by different parties on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

6.3.2 This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 12.17 of the Credit Agreements, their respective successors and assigns.

6.4 AGREEMENT CONTROLS. To the extent that there are any inconsistencies between any of the Operative Documents and this Agreement or the intent of this Agreement and the intent of any of the Operative Documents, this Agreement and its provisions shall control. Each of the parties hereto waives any claims it may have based upon such inconsistencies.

6.5 GOVERNING LAW. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.6 HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

6.7 ADDITIONAL FINANCING. The parties hereto acknowledge that as of the date hereof the Banks have made no agreement or commitment to provide any financing except as set forth in the Credit Agreements.

6.8 WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, LC BANK, THE BANKS, EACH BORROWER AND TECO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE ADMINISTRATIVE AGENT, LC BANK,

THE BANKS, EITHER BORROWER OR TECO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS TO ENTER INTO THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.

UNION POWER PARTNERS, L.P., a Delaware limited partnership

By:	Union Power I, LLC a Delaware limited liability company its General Partner

By:
Name: Title:

PANDA GILA RIVER, L.P., a Delaware limited partnership

By:	Panda Gila River I, LLC a Delaware limited liability company its General Partner

By:
Name: Title:

[SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT

SIGNATURE PAGE]

TECO ENERGY, INC., a Florida corporation

By:
Name: Title:

[SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT

SIGNATURE PAGE]

CITIBANK, N.A., as Administrative Agent

By:
Name: Title:

[SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT

SIGNATURE PAGE]

SOCIETE GENERALE, as LC Bank

By:
Name: Title:

By:
Name: Title:

[SUSPENSION OF RIGHTS AND AMENDMENT AGREEMENT

SIGNATURE PAGE]

EXHIBIT A

PA SCOPE OF WORK

1.	Analysis of Operating Performance to Date

2.	Analysis of each Borrower’s Financial Model/Review of Budget/Business Plan

3.	Development of Independent Cash Flow Model

4.	Valuation

5.	Certain additional work as requested by the Administrative Agent or the Administrative Agent’s counsel regarding financial performance of the projects and their present and future prospects.

i